UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2007

SECURED INVESTMENT RESOURCES FUND, L.P. II

(Exact name of Registrant as specified in its charter)

Kansas	000-14542	48-0979566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

199 S. Los Robles Ave., Suite 200 Pasadena, CA 9110	(626) 585-5920
(Address of principal executive offices)	(Registrant’s telephone number)

4200 Blue Ridge Blvd., Ste. LH-06, Kansas City, Missouri 64133
(Former Name or Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17

CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17

CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This filing amends and restates the Current Report on form 8-K filed on January 19, 2006 (reporting results for the quarter ended September 30, 2006) in order to correct typographical errors only. This amendment does not reflect any event occurring subsequent to the filing date of the original report on January 19, 2007.

Item 2.02	Results of Operations and Financial Condition

In 2002, while under management of the prior general partners, Secured Investment Resources Fund, L.P. II (“SIR II” or the “Partnership”) ceased filing certain reports required under the Securities Exchange Act of 1934 (“Exchange Act”) with the Securities and Exchange Commission (“SEC”). Due to SIR II’s financial condition, SIR II has not been able to obtain the audit work necessary to resume the filing of audited financial statements or to otherwise file Exchange Act reports. In order to provide SIR II unit holders with current financial information, certain unaudited financial and other information concerning the quarter ended September 30, 2006, was prepared by Millenium Management, LLC (SIR II’s current general partner), and is being provided with this Form 8-K as Exhibit 99.1. Such financial information has not been reviewed by an independent registered public accounting firm.

While the unaudited financial and other information contained in Exhibit 99.1 is in a format similar to that required by Form 10-QSB, the information contained therein does not purport to fully comply with the requirements of Form 10-QSB. Due to the lapse in time since the filing of the last audited financial statements with the SEC, the financial information contained in Exhibit 99.1 should not be read in conjunction with those audited financial statements. SIR II intends to continue filing unaudited financial and other information with the SEC under cover of Form 8-K with respect to quarterly and annual financial information until such time as it has the financial wherewithal to resume filing Forms 10-KSB and 10-QSB or until its reporting obligations under the Exchange Act are either terminated or suspended.

Exhibits

99.1     Unaudited Financial and Other Information for the quarter ended September 30, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURED INVESTMENT RESOURCES FUND, L.P. II
By: Millenium Management, LLC, General Partner
By:	/s/ W. Robert Kohorst
W. Robert Kohorst,
President

Date: January 17, 2007